Exhibit 33.8

MANAGEMENT’S ASSESSMENT OF

COMPLIANCE WITH REGULATION AB CRITERIA

Principal Global Investors, LLC, (the “Assessing Party”) is responsible for assessing compliance for the transactions listed on Attachment A for the period January 1, 2016 through December 31, 2016, (the “Reporting Period”) with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the “CFR”), except for the criteria set forth in Sections 229.1122(d)(1)(ii)-(iii), 229.1122(d)(3)(i) – (iv), 229.1122(d)(4)(ix), and 229.1122(d)(4)(xv), in the CFR, which the Assessing Party has concluded are not applicable to the servicing of the transactions listed on Attachment A, backed by commercial mortgage loans and primarily serviced by the Assessing Party (the “Applicable Servicing Criteria”).

The Assessing Party has assessed compliance with the Applicable Servicing Criteria for the Reporting Period and has concluded that the Assessing Party has complied, in all material respects, with the Applicable Servicing Criteria for the transactions listed on Attachment A backed by commercial mortgages primarily serviced by the Assessing Party.

With respect to servicing criteria 1122(d)(1)(i) and 1122(d)(4)(i) (the “Criteria”), the Assessing Party has engaged various vendors to perform certain activities required by these Criteria. The Assessing Party has determined that none of these vendors are considered a “servicer” as defined in Item 1101(j) of Regulation AB, and the Assessing Party has elected to take responsibility for assessing compliance with these servicing criteria applicable to each vendor as permitted by Regulation AB Compliance and Disclosure Interpretations of the Division of Corporation Finance, Section 200.06, “Vendors Engaged by Servicers” (C&DI 200.06). The Assessing Party has assessed that it has policies and procedures in place designed to provide reasonable assurance that the vendors’ activities comply in all material respects with the servicing criteria applicable to each vendor. The Assessing Party is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the vendors and related criterion as described herein.

Ernst & Young LLP, an independent registered public accounting firm, has issued an attestation report on the assessment of compliance with the Applicable Servicing Criteria for the Reporting Period as set forth in this assessment.

Principal Global Investors, LLC, as Primary Servicer

By:
Steven Johnson
Managing Director

Date:	February 17, 2017

Attachment A

Commercial Mortgage Pass-Through Certificates

Wells Fargo Bank, National Association, as Master Servicer
Series 2001-TOP2 dated May 1, 2001	Series 2000-PRIN dated September 1, 2000	Series 2001-TOP4 dated November 1, 2001
Series 2001-TOP5 dated December 1, 2001	Series 2001-TOP3 dated July 1, 2001	Series 2002-TOP7 dated June 1, 2002
Series 2002-TOP8 dated October 1, 2002	Series 2002-TOP6 dated March 1, 2002	Series 2003-Top10 dated April 1, 2003
Series 2003-Top11 dated August 1, 2003	Series 2003-Top9 dated February 1, 2003	Series 2004-Top13 dated February 1, 2004
Series 2004-Top14 dated April 1, 2004	Series 2003-Top12 dated October 1, 2003	Series 2004-IQ8 dated August 1, 2004
Series 2004-Top16 dated November 1, 2004	Series 2004-Top15 dated July 1, 2004	Series 2005-Top19 dated July 1, 2005
Series 2005-Top18 dated April 1, 2005	Series 2005-Top17 dated January 1, 2005	Series 2005 HQ7 dated November 1, 2005
Series 2005-PWR9 dated September 2005	Series 2005-PWR 8 dated June 1, 2005	Series 2006 PWR11 dated March 1, 2006
Series 2005 PWR10 dated December 1, 2005	Series 2005-Top20 dated October 1, 2005	Series 2006-Top23 dated August 1, 2006
Series 2006-Top22 dated April 1, 2006	Series 2006-Top21 dated January 1, 2006	Series 2006-Top24 dated October 1, 2006
Series 2006-HQ9 dated August 1, 2006	Series 2006 PWR12 dated June 1, 2006	Series 2007 PWR15 dated March 29, 2007
Series 2006 PWR14 dated December 1, 2006	Series 2006 PWR13 dated September 1, 2006	Series 2007 Top27 dated July 30, 2007
Series 2007 Top26 dated April 18, 2007	Series 2007 Top25 dated January 30, 2007	Series 2007 PWR18 dated December 27, 2007
Series 2007 PWR17 dated September 27, 2007	Series 2007 PWR16 dated June 27, 2007	Series 2011 C-3 dated June 1, 2011
Series 2008 Top 29 dated February 29, 2008	Series 2007 Top28 dated October 25, 2007	Series 2012 C-8 dated August 1, 2012
Series 2011 C-4 dated August 1, 2011	Series 2011 C-2 dated March 1, 2011	Series 2013 C11 dated February 1, 2013
Series 2012 C-9 dated October 1, 2012	Series 2011 C-5 dated November 1, 2011	Series 2014 – FL1 dated January 1, 2014
Series 2013 C13 dated May 1, 2013	Series 2012 C10 dated December 1, 2012	Series 2014 – C19 dated March 1, 2014
Series 2014 – LC14 dated February 1, 2014	Series 2013 C17 dated November 1, 2013	Series 2015 – P1 dated August 1, 2015
Series 2014 – C21 dated August 1, 2014	Series 2014 – LC16 dated June 1, 2014	Series 2016 – P3 dated April 1, 2016
Series 2015 – P2 dated December 1, 2015	Series 2015 – C27 dated March 1, 2015	Series 2016 – P4 dated July 1, 2016

Berkadia Commercial Mortgage LLC, as Master Servicer
Series 2007 IQ-15 dated 8/23/2007	Series 2007 HQ-11 dated 2/28/2007	Series 2007 IQ-14 dated 5/30/2007
Series 2007 IQ-16 dated 11/27/2007

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer
Series 2016 – P5 dated October 1, 2016	Series 2016 – P6 dated December 1, 2016